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                                                                  EXHIBIT (g)(5)

                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT
                               DATED JULY 3, 2001


                                FEES AND EXPENSES

Series*                                                               Annual Fee

Pilgrim Principal Protection Fund                                      $12,000

Pilgrim Principal Protection Fund II**                                 $12,000



Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001 by and among Pilgrim Equity Trust, MBIA Insurance Corporation and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add Pilgrim Principal Protection Fund II, a newly established series of Pilgrim Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of November 2, 2001.


PILGRIM EQUITY              MBIA INSURANCE                STATE STREET BANK
TRUST                       CORPORATION                   AND TRUST COMPANY

---------------------       ------------------------      ----------------------
Name:                       Name:                         Name:
Title:                      Title:                        Title:


---------------------------

* Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

** This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.

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